Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings
Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Bond Index Master Portfolio (MIP_AGG)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio
(SMF_PRUTR)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
05-19-2015
Security Type:
BND/CORP

Issuer
Comcast Corporation (2035)
Selling Underwriter
MORGAN STANLEY & CO LLC
Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Citigroup Global Markets Inc., Goldman, Sachs &
Co., Morgan Stanley & Co. LLC, Deutsche Bank
Securities Inc., SMBC Nikko Securities America,
Inc., UBS Securities LLC, Barclays Capital Inc.,
BNP Paribas Securities Corp., Credit Suisse
Securities (USA) LLC, J.P. Morgan Securities LLC,
Lloyds Securities Inc., Merrill Lynch, Pierce,
Fenner & Smith Incorporated, Mizuho Securities USA
Inc., RBC Capital Markets, LLC, SunTrust Robinson
Humphrey, Inc., Wells Fargo Securities, LLC,
Santander Investment Securities Inc., U.S. Bancorp
Investments, Inc., DNB Markets, Inc., PNC Capital
Markets LLC, TD Securities (USA) LLC, The Williams
Capital Group, L.P., Drexel Hamilton, LLC,
Lebenthal & Co., LLC, MFR Securities, Inc.,
Mischler Financial Group, Inc., Samuel A. Ramirez
& Company, Inc., Telsey Advisory Group LLC
Transaction Details
Date of Purchase
05-19-2015

Purchase Price/Share(per share / % of par)
$99.939
Total Commission, Spread or Profit
0.650%

1.  Aggregate Principal Amount Purchased (a+b)
$28,680,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$13,021,000
b.  Other BlackRock Clients
$15,659,000
2.  Aggregate Principal Amount of Offering
$800,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.03585

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
:
05-22-2015

Global Syndicate Team Member

Approved by:
Betsy Mathews, Steven
DeLaura
Date
:
05-22-2015

Global Syndicate Team Member